EXHIBIT 10.68





                                 EQUIPMENT LEASE


         This lease, effective as of the last date stated below, is by and between CRYOPOLYMERS LEASING, INC., of 500 Kirby Street, City of Lake Charles, Parish of Calcasieu, State of Louisiana, referred to as "Lessor", and GREENMAN TECHNOLOGIES, INC., of 7 Kimball Lane, Building A, City of Lynnfield, State of Massachusetts, referred to as "Lessee."

                                   SECTION ONE
                                 PROPERTY LEASED

         Lessor leases to Lessee, and Lessee leases from Lessor, the movable property described in Exhibit "A", attached to and made a part of this agreement (the "property").

                                   SECTION TWO
                                  TERM OF LEASE

         The term of this lease shall be for a fifteen (15) year period commencing on August 1, 1997, and ending on July 31, 2112.

                                  SECTION THREE
                                      RENT

         Lessee agrees to pay Lessor, as rent for the property, both base rent and bonus rent. Rent for the term of the lease shall be monthly payments of $25,500.00 payable in advance on or before the first day of each month until the termination of the lease.

         In addition to the base rent, a bonus rent shall be paid on the last day of each successive year for a six (6) year period beginning on December 31, 1997 and ending December 31, 2002. The bonus rent shall be that amount of common stock of Lessee, the value of which is equal to the sum of $100,000.00. The closing bid price as reported by the "NASDAQ" market on the last


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                                       -2-

reporting day immediately prior to the date the bonus payment is due will be used to determine the value of the common stock payable as bonus rental.

         Right of First Refusal and Stock Transfer Restrictions. Lessor understands that any stock transferred by virtue of this Agreement, the Act of Sale, or by the Non-Qualified Stock Option Agreement executed by and between them may result in Lessor holding at any given time, a significant number of shares in GreenMan Technology Stock (the "Stock"). Any sale of a large block of the stock (in excess of ____ shares) or any series of trades constituting a large block, could result in a material disruption in the share price or in the trading of GreenMan Technology Stock in the hands of other shareholders. Lessor agrees that in the event of its intent to sell any shares of the stock, it shall first offer these shares to GreenMan Technologies. The price of the block shall be that price which a bona fide third party purchaser is, or will be willing to pay for the block of shares Lessor wishes to sell. If GreenMan elects not to purchase the block of shares within fifteen (15) days, Optionee may then sell the block to the third party bona fide purchaser on the same terms and conditions offered by Lessor to GreenMan.

         Rent unpaid when due shall bear interest at the rate of eighteen percent (18%) per year.

                                  SECTION FOUR
                              LOCATION OF PROPERTY

         The property leased under this agreement shall be kept at 4664 Princeville Road, City of St. Francisville, Parish of West Feliciana, State of Louisiana. It shall not be removed from that location without the prior written consent of Lessor, which consent shall not be withheld unreasonably.

                                  SECTION FIVE
                              OWNERSHIP OF PROPERTY

         Lessor warrants that the property leased under this agreement is Lessor's sole and exclusive property. Lessee shall have no right or interest in such property except as expressly set forth in this agreement. A detailed schedule of the property leased is attached hereto as Exhibit "A".


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                                       -3-

                                   SECTION SIX
                        IDENTIFICATION MARKS ON PROPERTY

         The property leased under this agreement may be identified or marked by Lessor with appropriate labels, plates, or other markings stating that the property is owned by Lessor and identifying the property with specific numbers. Lessee, without Lessor's prior consent, shall not remove any such identifying markings.

                                  SECTION SEVEN
                            LESSOR'S RIGHT TO INSPECT

         Lessor shall have the right at any time during normal business hours to enter on the premises where the leased property is located for the purpose of inspecting it or observing its use, maintenance, and operation, provided Lessor provides 24 hour notice of intent to inspect to Lessee.

                                  SECTION EIGHT
                       LESSEE'S INSPECTION AND ACCEPTANCE

         Lessee acknowledges that it has inspected every item of property delivered pursuant to this lease, that they are in good condition or a condition otherwise acceptable to Lessee, and that Lessee has accepted such property in its present condition. It is agreed that the property is being leased on an "as is, where is" basis, with no warranty whatsoever except as to title.

                                  SECTION NINE
                               RETURN OF PROPERTY

         On the expiration or termination of this lease, Lessee agrees to return to Lessor at Lessee's own expense the property leased, in as good a condition as it was when delivered to Lessee, ordinary wear and tear resulting from proper use excepted, to Prosperity Road, City of St. Francisville, Parish of West Feliciana, State of Louisiana. Should Lessee for any reason be unable to so return the leased property or any portion thereof to Lessor, Lessee shall pay Lessor as liquidated damages an amount equal to the option price of the property shown on the attached Schedule "C", subject to any reduction in the option price by virtue of Section 23 infra.



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                                   SECTION TEN
                                   WARRANTIES

         Lessor does not make any warranties, express or implied, nor shall any warranties arise by operation of law, as to the property leased, including fitness for any particular use, merchantability, design, capacity, or performance.

         Warranties made by the seller or manufacturer of the leased property are assigned by Lessor to Lessee for the term of this lease. In the event of any claim concerning the location, installation, repair or use of the property leased or any other claim concerning the property, regardless of cause of consequence, Lessee's only remedy, if any, shall be against the seller or manufacturer of the property. No defect, regardless of the cause or consequence, shall relieve Lessee from performing its obligation under this agreement, including the payment of rentals.

                                 SECTION ELEVEN
                        STATUS OF PROPERTY AS PERSONALTY

         The property leased under this agreement is, and will at all times remain, movable property, notwithstanding that such property or any part may now be, or may become, attached to, or permanently rest on, immovable property. Lessee agrees to obtain and keep in full force and effect for benefit of Lessor, a waiver of landlord's lien from the owner(s) of any immovable property upon which the property lease is located.

                                 SECTION TWELVE
                      USE, CARE, AND OPERATION OF PROPERTY

         Lessee shall use the property in a careful and proper manner, and shall comply with all laws and regulations prescribed by governmental authority and with the seller's or manufacturer's instructions relating to the possession, use, maintenance, repair and operation of the property. The cost of maintenance and repair shall be the sole responsibility of Lessee without right of reimbursement from Lessor. Lessee shall keep a log book showing, at a minimum, the type of maintenance, repair, or replacement work performed, the date, the cost, and the person ro entity performing the work. All replacement parts to any of the property shall become a part of the property, and shall likewise be the property of Lessor.


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                                       -5-

         Lessee shall provide for the registration and licensing of any property leased, whenever required. Lessee shall permit the property to be used only by competent and qualified personnel.

                                SECTION THIRTEEN
                                 LOSS OR DAMAGE

         1. Lessee assumes all risks of loss of or damage to the leased property from any cause. No loss of or damage to the property shall impair any obligation of Lessee under this Lease, including the payment of rentals, and all such obligations shall continue in full force and effect until otherwise discharged.

         2. In the event of loss or damage to the leased property, the following shall apply:

         (a) If, in Lessor's judgment, the property is properly and permanently lost or damaged beyond repair so as to be unusable for the purpose for which the property is intended, and if Lessor is indemnified to the extent of the agreed insurable value specified in the attached Schedule "B" for that particular item of property, the lease shall terminate with respect to such property. If the property is not insured, or the insurance is not collectible, or the property is lost or destroyed by a peril not insured against, then, at the option of Lessor, Lessee shall either replace the property with like property in good condition, which property shall become the property of Lessor and subject to this lease, or pay Lessor the agreed on insurance valuation of the property as specified in the attached Schedule "B", and on payment, Lessee shall become the owner of such property, and the lease with respect to such property shall be terminated.

         (b) In the event the loss or damage to any of the leased property is capable of being replaced or repaired, and if Lessor shall be indemnified in an amount less than the agreed on insurance valuation specified in the attached schedule, Lessor shall have the option of repairing or replacing the property at Lessee's cost, and the proceeds of any insurance recovered, including the portion applicable to Lessor's interest, shall be applied in paying for the costs of repair or replacement. If no insurance is maintained by Lessee, or if such insurance is uncollectible, or if the damage or loss is caused by a peril not insured against, Lessee shall be responsible for the costs of repair or replacement. This lease shall continue uninterrupted after such loss or destruction until the lease is otherwise terminated.



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                                       -6-

         3. Lessee shall notify Lessor in writing within fifteen (15) days of the occurrence of any loss or damage to the leased property, and shall cooperate fully with Lessor and the insurance company in the investigation and processing of all claims, and in the recovery of damages from third persons who are or might be liable.

                                SECTION FOURTEEN
                           PERSONAL INJURIES OR DEATH

         Liability and responsibility for all claims and damages of any nature, including personal injuries or death of any person, in connection with the condition, use, operation, or transportation of the leased property shall be born by Lessee, and Lessee shall indemnify, defend and hold harmless Lessor against all such liability, to the fullest extent allowed by law.

                                 SECTION FIFTEEN
                                    INSURANCE

         Lessee shall obtain and maintain at all times during the term of this lease, at Lessee's sole expense, the following insurance coverages:

         1. Fire, flood, vandalism, malicious mischief, burglary, and theft insurance in an amount not less than the agreed on insurance valuation as specified in the attached Schedule "B".

         2. Bodily injury insurance of not less than $1,000,000.00 Dollars per person and $3,000,000.00 Dollars per accident.

         3. Third party property damage insurance in an amount of not less than $1,000,000.00.

         Lessee shall cause Lessor to be named as an additional insured, to the extent of Lessor's interest in the property. Such insurance shall be endorsed to constitute primary insurance with respect to any other insurance that Lessor may have covering such property.




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                                       -7-

         In the event Lessee fails to pay the premiums of the insurance policies when due, Lessor may, but is under no obligation to, pay the premiums. Lessee shall within five (5) days from notice the Lessor has paid the premiums, reimburse Lessor for such payment. If Lessee fails to reimburse Lessor for such premiums with the period provided, the amount of unreimbursed premiums shall bear interest at eighteen percent (18%) per year.

                                 SECTION SIXTEEN
                                 TAXES AND FEES

         Lessee shall pay all taxes, assessments, licenses, and registration fees that may now or hereafter be imposed on the ownership, leasing, possession, or use of the leased property. Lessee shall furnish Lessor satisfactory proof that such payment has been made before such taxes, assessments, license and registration fees become delinquent. If Lessee fails to pay the charges before the delinquency date, Lessor may, but is not obligated to, pay them. Lessee shall reimburse Lessor for any such payment within five (5) days from written notice of payment from Lessor. Any such amounts that remain unreimbursed shall bear interest at the rate of eighteen percent (18%) per year.

                                SECTION SEVENTEEN
                              INVESTMENT TAX CREDIT

         Any eligible investment tax credits after the execution of this Lease, with respect to the leased property allowed by the Internal Revenue Code, as amended, shall belong to Lessee.

                                SECTION EIGHTEEN
                               FREEDOM FROM LIENS

         Lessee shall keep the property leased from any claim, levy, lien, privilege, encumbrance, or other legal process. Lessee shall notify Lessor of such process in writing within ten (10) days from the receipt of notice of the claim, levy, lien, privilege or legal process. Lessee shall pay cost of defending or removing the claim, levy, lien, or legal process, unless the cost is attributable solely to the acts or omissions of Lessor. Lessee may not place the property leased on any property owned by another without the written permission of Lessor.

                                SECTION NINETEEN
                                     DEFAULT

         The following events shall constitute default under this agreement:

         1. The nonpayment by Lessee for a period of ten (10) days of any amount required under this lease to be paid by Lessee.

         2. The nonperformance by Lessee of any term or condition of this lease if it is not cured within ten (10) days after written notice of nonperformance from Lessor.


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                                       -8-

         3. The filing by or against Lessee of any petition under the bankruptcy laws, debts moratorium laws, or any law for the relief of, or relating to, debtors.
         4. Appointment of any receiver or trustee to take possession of the property of Lessee, unless the appointment is set aside or withdrawn or stayed within twenty-five (25) days of the date of the appointment.
         5.  The  subjection  of  Lessee's   property  to  any  levy,   seizure,
attachment, lien, privilege, garnishment, assignment, or sale for or by any creditor or governmental agency, unless the process is set aside within twenty-five (25) days from the date of such subjection.

                                 SECTION TWENTY
                        LESSOR'S RIGHT TO PREVENT DEFAULT

         In the event Lessee fails to make any payment or do any act as provided in this lease, Lessor shall have the right, but not the obligation, without notice to or on demand on Lessee, and without releasing Lessee from any obligation under this Lease, to pay, purchase, contest, or compromise any encumbrance, charge, or lien that, in the sole judgment of Lessor, affects the property leased, and in exercising such right, Lessor may incur any liability and expend whatever amounts it may deem necessary. All such expenses incurred by Lessor shall be reimbursed by Lessee within fifteen (15) days from written notice of their being incurred from Lessor. The amount paid by Lessor on behalf of Lessee shall bear interest at eighteen percent (18%) per annum from the date Lessor made the payment.

                               SECTION TWENTY-ONE
                           LESSOR'S RIGHTS ON DEFAULT

         On the occurrence of any of the events specified in Section Nineteen as constituting default, Lessor, without notice to or demand on Lessee, may exercise any and all legal rights including those accorded it by LSA-R.S. 9:3318 A, et seq.



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                                       -9-

                               SECTION TWENTY-TWO
                                   TERMINATION

         Lessee, if not in default in any of its obligations under this agreement, may terminate this lease with respect to any or all items or property leased at any time after sixty (60) months from the date of delivery of such property, by giving sixty (60) days written notice of termination to Lessor. Lessor, at its option, within sixty (60) days after return of such property, may sell the property at public or private sale for the highest cash offer made. If, after deducting all costs and expenses in connection with the storage and sale, the aggregate net proceeds from such sale exceeds the option price of such property as stipulated in the attached Schedule "C", Lessor shall pay Lessee fifty percent (50%) of the excess. If, after making such deductions, the aggregate net proceeds are less than the specified option price, Lessee shall pay to Lessor the amount of the difference, on written demand from Lessor. Such amount shall bear interest at the rate of eighteen percent (18%) per annum from the date of demand.

                              SECTION TWENTY-THREE
                           LESSEE'S OPTION TO PURCHASE

         Lessee, if not in default in any of its obligations under this lease, shall have an option to purchase any or all items of property leased at any time after sixty (60) months from the date hereto.

         In the event Lessee exercises this option, eighty-five percent (85%) of the sum paid as base rent shall be applied to the purchase price of the property. On payment by Lessee to Lessor of the balance of the option price for such property as is specified in the Schedule "C" attached to this lease, plus any applicable unpaid sales of use taxes, Lessor will transfer title of the Leased property to Lessee, and this lease will terminate with respect to such property.

                               SECTION TWENTY-FOUR
                       ASSIGNMENT OR SUBLETTING BY LESSEE

         Lessee shall not assign, sublet, transfer, pledge, or mortgage any of its rights under this lease or any of the property subject of this lease, without the prior written consent of Lessor.



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                                      -10-

         Lessee shall not lend or allow the property leased to be used by any person other than Lessee's employees, without the prior written consent of Lessor.

         Lessor may assign this lease or any of its rights under this agreement to anyone other than a direct competitor of Lessee without prior notice to Lessee and without obtaining Lessee's consent. In the event Lessor intends to assign this lease to a competitor of Lessee, written consent to the assignment must be obtained by Lessee. This consent may not be unreasonably withheld. Any such assignee shall have all the rights and obligations of Lessor under this lease. However, Lessor shall not be relieved from performing any of its obligations and responsibilities under this lease in the event its assignee is unable to do so.

                               SECTION TWENTY-FIVE
                                     WAIVER

         No delay or omission to exercise any right of Lessor under this lease shall be construed as a waiver of any such right or as impairing any such right. Any waiver by Lessor of a single breach or default shall not be construed as a waiver of any prior or subsequent breach or default.

                               SECTION TWENTY-SIX
                               CREDIT INFORMATION

         Lessee certifies that the statements, trade references, and other documents submitted to Lessor in connection with this lease are material inducements to the granting of this lease and any material misrepresentation shall constitute a default under this agreement.

                              SECTION TWENTY-SEVEN
                   PLACE OF GIVING NOTICES AND MAKING PAYMENTS

         Any notice to be given, and any payments to be made, under this lease, shall be personally delivered or mailed by registered mail, postage prepaid, at the address set forth in this lease. Such notice or payment shall be deemed given or made when actually received.



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                                      -11-

                              SECTION TWENTY-EIGHT
                                  ATTORNEY FEES

         In the event judicial proceedings are instituted in connection with this lease, the unsuccessful party shall pay to the successful party a reasonable amount for the successful party's attorney fees to be fixed by the court.

                               SECTION TWENTY-NINE
                         SURVIVAL OF LESSEE'S COVENANTS

         Lessee's covenants under this Lease shall survive the return of the property leased, whenever the context permits.

                                 SECTION THIRTY
                          LEASE NOT A CONSUMER CONTRACT

         The lease of the property listed in the attached schedule "A" is for commercial purposes, and the parties agree that this lease shall not be construed as a consumer contract.

                               SECTION THIRTY-ONE
                                 BINDING EFFECT

         This lease shall be binding on the respective heirs, legatees, personal representatives, successors, and assigns of the parties.

                               SECTION THIRTY-TWO
                                  SEVERABILITY

         If any provision of this lease is held invalid by a court of competent jurisdiction, it shall be considered deleted from this lease, but such invalidity shall not affect the other provisions that can be given effect in the absence of the invalid provisions.



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                                      -12-

                              SECTION THIRTY-THREE
                                ENTIRE AGREEMENT

         This lease constitutes the entire agreement between the parties. This lease shall not be amended except by written agreement signed by both parties.

                               SECTION THIRTY-FOUR
                                    HEADINGS

         Headings or titles to sections or paragraphs of this lease are solely for the convenience of the parties and shall have no effect whatsoever on the interpretation of the provisions of this agreement.

                               SECTION THIRTY-FIVE
                                  GOVERNING LAW

         This lease shall be governed by the laws of the State of Louisiana.



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                                      -13-

         IN WITNESS WHEREOF, each party has caused this agreement to be executed on the date indicated below.

                               "LESSOR"
                               CRYOPOLYMERS LEASING, INC.



                               By:  /s/ Ruth G. Dupin
                                                              , President

                               Date: 9/12/97


                               "LESSEE"
                               GREENMAN TECHNOLOGIES, INC.



                               By:  /s/ Robert H. Davis
                                        Robert Davis, CEO

                               Date: 10/18/97